Exhibit 1.02

Baxter International Inc.

Conflict Minerals Report

For The Year Ended December 31, 2015

This Conflict Minerals Report for the year ended December 31, 2015 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the Exchange Act). Rule 13p-1 under the Exchange Act (Rule 13p-1) imposes certain reporting obligations on SEC registrants whose manufactured products contain minerals specified in Rule 13p-1 which are necessary to the functionality or production of their products. These minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (collectively 3TG) for the purposes of Rule 13p-1. These requirements apply to registrants whatever the geographic origin of the 3TGs and whether or not they fund armed conflict.

Certain products manufactured by Baxter International Inc. (Baxter or the Company) are comprised of materials and components that contain 3TG that are necessary to the functionality and/or production of such product (see “Product Description” below). Due to the depth of its supply chain, the Company is far removed from the sources of ore from which these metals are produced and the smelters and refiners that process those ores. Additionally, the amount of information available globally on the traceability and sourcing of these ores is extremely limited, which is a situation that is not unique to the Company. As a result, the efforts undertaken by the Company to identify the countries of origin of those ores reflect its respective position in the supply chain and the challenge presented by the limited availability of information. The Company has taken steps to identify the applicable smelters and refiners of the 3TG in its supply chain and their respective source, but in general, the Company believes that the smelters and refiners of such metals contained in its products are best situated to identify the sources and countries of origin of these metals. The efforts described herein were undertaken on the products manufactured by the Company (as described below) during the year ended 2015.

Product Description

On July 1, 2015, the Company completed the spin-off of its biopharmaceutical business. After giving effect to the spin-off, the Company is organized into two segments: Hospital Products and Renal. The Hospital Products business manufactures intravenous (IV) solutions and administration sets, premixed drugs and drug-reconstitution systems, pre-filled vials and syringes for injectable drugs, IV nutrition products, infusion pumps, inhalation anesthetics, and biosurgery products. The Renal business provides products and services to treat end-stage renal disease, or irreversible kidney failure and acute kidney injuries.

For the year ended December 31, 2015, this Conflict Minerals Report covers products manufactured by the Company for its Hospital Products and Renal segments. The following Company products are subject to disclosure under Rule 13p-1: hemodialysis machines, monitors, infusion pumps and certain plastic products.

Reasonable Country of Origin Inquiry (RCOI)

Direct suppliers of materials reasonably believed to contain 3TG were asked to provide answers to the Conflict-Free Sourcing Initiative’s (CFSI) Conflict Mineral Reporting Template (CMRT) reflecting the Company’s position in the supply chain as described above. The CFSI CMRT is regarded as the preferred reporting tool for 3TG content and sourcing information worldwide.

The Company reviewed questionnaires received for completeness and consistency of answers. Suppliers were required to provide corrections and clarifications where needed. As a result, the Company believes that its RCOI process was reasonably designed and performed in good faith.

In 2015, the Company surveyed 693 suppliers, of which 63% responded. However, these responses reflect the supplier’s overall supply chain and do not specify whether or not the 3TG was used in materials supplied to the Company.

Design of Due Diligence Measures

The Company’s overall Conflict Minerals Program is designed to conform to the five step framework of the Organization for Economic Cooperation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the relevant supplements on 3TG, as applicable to the Company’s circumstances and position in the supply chain as a “downstream” company with little to no direct influence on smelters and refiners. The Company designed its due diligence measures to conform in all material respects with the due diligence framework relevant to 3TGs provided by the OECD.

These due diligence measures include, but are not limited to, the following actions:

•	Instituting an internal Conflict Minerals Core Team (Core Team) consisting of representatives from the Company’s purchasing and supplier management, ethics and compliance, environmental compliance, legal, finance, and supplier quality functions, which started meeting in 2012.

•	Reporting to senior management on direct suppliers’ responses to 3TGs information requests.

•	Establishing the Company’s position on 3TGs which is publicly posted at http://www.baxter.com/partners-suppliers/suppliers/conflict-minerals-policy.page?scroll=tab-navigation.

•	Training internal resources regarding 3TGs and the Company’s position.

•	Providing 3TG training to At-Risk Direct Suppliers.

•	Supporting the development and implementation of independent third party audits of smelter and refiner’s sourcing through the Company’s policy and procurement practices that encourage suppliers to conduct due diligence and purchase materials from conflict free sources.

•	Approval by the Core Team of a process for monitoring and tracking of corrective actions and risk mitigation efforts.

•	Joining the industry-wide organization CFSI (Member Company ID: 5456), an initiative of the EICC and the GeSI which directly supports and implements third party audits of smelters and refiners. The Company’s membership in CFSI allows access to RCOI data, which reports on the smelters and their Conflict Free status as investigated by the CFSI.

•	Contributing directly to the CFSI’s Conflict-Free Smelter Program (CFSP) which uses an independent third-party audit to identify smelters and refiners that have systems in place to assure sourcing of only conflict-free materials.

•	Providing a grievance mechanism through the Company’s Ethics and Compliance Hotline.

An independent private sector audit was not required for this report.

Facilities and Countries of Origin

As a result of the above described RCOI process and due diligence measures, the following entities were identified by the Company’s suppliers as the smelters and refiners of 3TG potentially present in and necessary to the functionality and/or production of products manufactured by the Company in the year ended 2015. From the supplier survey responses, the Company identified 297 smelters. However, given the nature of the supplier survey responses, the Company is not able to specifically determine whether the 3TG present in our products originated from the Conflict Region or from conflict-free sources. For purposes of this Conflict Mineral Report, the “Conflict Region” includes The Democratic Republic of the Congo, Angola, Burundi, Republic of Congo, Central African Republic, Rwanda, South Sudan, Tanzania, Uganda and Zambia.

The “Non Conflict Region” includes Argentina, Australia, Austria, Belgium, Bolivia, Brazil, Cambodia, Canada, Chile, China, Colombia, Cote D’Ivoire, Czech Republic, Djibouti, Ecuador, Egypt, Estonia, Ethiopia, France, Germany, Guyana, Hungary, India, Indonesia, Ireland, Israel, Japan, Kazakhstan, Laos, Luxembourg, Madagascar, Malaysia, Mongolia, Myanmar, Namibia, Netherland, Nigeria, Peru, Portugal, Russia, Sierra Leone, Singapore, Slovakia, South Korea, Spain, Suriname, Switzerland, Taiwan, Thailand, United Kingdom, United States of America, Vietnam and Zimbabwe.

Of the 297 Smelters identified, the following conflict-free status is reflected:

210	Compliant with the CFSP
58	Actively working or in communication with the CFSP
5	Tungsten Industry – Conflict Mineral Council (TI-CMC) member companies which must undergo a CFSP audit within 2 years of joining the TI-CMC
24	Not part of the CFSP

In addition, of the 297 Smelters identified, the following mineral source statics are reflected:

63	Non Conflict Region
4	Non Conflict Region, DRC
15	Non Conflict Region, DRC, Recycles/Scrap
1	Non Conflict Region, Kenya, Mozambique, South Africa, DRC
3	Non Conflict Region, Kenya, Mozambique, South Africa, DRC, Recycle/Scrap
1	Non Conflict Region, Kenya Mozambique, South Africa, Recycle/Scrap
43	Non Conflict Region, Recycle/Scrap
15	Recycle/Scrap
152	Unknown

Standard Smelter Name	Smelter Facility Location
Advanced Chemical Company	Warwick, Rhode Island, UNITED STATES
Aida Chemical Industries Co., Ltd.	Fuchu, Tokyo, JAPAN
Allgemeine Gold-und Silberscheideanstalt A.G.	Pforzheim, Baden-Württemberg, GERMANY
Almalyk Mining and Metallurgical Complex (AMMC)	Almalyk, Tashkent Province, UZBEKISTAN
AngloGold Ashanti Córrego do Sítio Mineração	Nova Lima, Minas Gerais, BRAZIL
Argor-Heraeus SA	Mendrisio, Ticino, SWITZERLAND
Asahi Pretec Corporation	Kobe, Hyogo, JAPAN
Asahi Refining Canada Limited	Brampton, Ontario, CANADA
Asahi Refining USA Inc.	Salt Lake City, Utah, UNITED STATES
Asaka Riken Co., Ltd.	Tamura, Fukushima, JAPAN
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Istanbul, Istanbul Province, TURKEY
Aurubis AG	Hamburg, Hamburg State, GERMANY
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Quezon City, Manila, PHILIPPINES
Boliden AB	Skelleftehamn, Västerbotten, SWEDEN
C. Hafner GmbH + Co. KG	Pforzheim, Baden-Württemberg, GERMANY
Caridad	Nacozari, Sonora, MEXICO
CCR Refinery - Glencore Canada Corporation	Montréal, Quebec, CANADA
Cendres + Métaux SA	Biel-Bienne, Bern, SWITZERLAND
Chimet S.p.A.	Arezzo, Tuscany, ITALY
Chugai Mining	Chiyoda, Tokyo, JAPAN
Daejin Indus Co., Ltd.	Namdong, Incheon, KOREA, REPUBLIC OF
Daye Non-Ferrous Metals Mining Ltd.	Huangshi, Huabei, CHINA
Do Sung Corporation	Gimpo, Gyeonggi, KOREA, REPUBLIC OF
DODUCO GmbH	Pforzheim, Baden-Württemberg, GERMANY

Dowa	Kosaka, Akita, JAPAN
Eco-System Recycling Co., Ltd.	Honjo, Saitama, JAPAN
Elemetal Refining, LLC	Jackson, Ohio, UNITED STATES
Emirates Gold DMCC	Dubai, UNITED ARAB EMIRATES
Faggi Enrico S.p.A.	Sesto Fiorentino, Florence, ITALY
Fidelity Printers and Refiners Ltd.	Msasa, Harare, ZIMBABWE
Gansu Seemine Material Hi-Tech Co., Ltd.	Lanzhou, Gansu, CHINA
Geib Refining Corporation	Warwick, Rhode Island, UNITED STATES
Great Wall Precious Metals Co., Ltd. of CBPM	Chengdu, Sichuan, CHINA
Guangdong Jinding Gold Limited	Guangzhou, Guangdong, CHINA
Guoda Safina High-Tech Environmental Refinery Co., Ltd.	Zhaoyuan, Shandong, CHINA
Hangzhou Fuchunjiang Smelting Co., Ltd.	Fuyang, Zhejiang, CHINA
Heimerle + Meule GmbH	Pforzheim, Baden-Württemberg, GERMANY
Heraeus Ltd. Hong Kong	Fanling, Hong Kong, CHINA
Heraeus Precious Metals GmbH & Co. KG	Hanau, Hesse, GERMANY
Hunan Chenzhou Mining Co., Ltd.	Yuanling, Hunan, CHINA
Hwasung CJ Co., Ltd.	Danwon, Ansan, Gyeonggi, KOREA, REPUBLIC OF
Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	Hohhot, Inner Mongolia, CHINA
Ishifuku Metal Industry Co., Ltd.	Soka, Saitama, JAPAN
Istanbul Gold Refinery	Kuyumcukent, Istanbul, TURKEY
Japan Mint	Osaka, Kansai, JAPAN
Jiangxi Copper Company Limited	Guixi City, Jiangxi, CHINA
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Verkhnyaya Pyshma, Sverdlovsk, RUSSIAN FEDERATION
JSC Uralelectromed	Verkhnyaya Pyshma, Sverdlovsk, RUSSIAN FEDERATION
JX Nippon Mining & Metals Co., Ltd.	Ōita, Ōita, JAPAN
Kaloti Precious Metals	Dubai, UNITED ARAB EMIRATES
Kazakhmys Smelting LLC	Balkhash, Karaganda Region, KAZAKHSTAN
Kazzinc	East Kazakhstan, KAZAKHSTAN
Kennecott Utah Copper LLC	Magna, Utah, UNITED STATES
KGHM Polska Miedź Spółka Akcyjna	Lubin, Lower Silesian Voivodeship, POLAND
Kojima Chemicals Co., Ltd.	Sayama, Saitama, Japan, JAPAN
Korea Zinc Co. Ltd.	Gangnam, Seoul, KOREA, REPUBLIC OF
Kyrgyzaltyn JSC	Bishkek, Chuy Province, KYRGYZSTAN
L’ azurde Company For Jewelry	Riyadh, Riyadh Province, SAUDI ARABIA
Lingbao Gold Company Limited	Lingbao, Henan, CHINA
Lingbao Jinyuan Tonghui Refinery Co., Ltd.	Lingbao, Henan, CHINA
LS-NIKKO Copper Inc.	Onsan-eup, Ulsan, KOREA, REPUBLIC OF
Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	Luoyang, Henan, CHINA
Materion	Buffalo, New York, UNITED STATES
Matsuda Sangyo Co., Ltd.	Iruma, Saitama, JAPAN
Metalor Technologies (Hong Kong) Ltd.	Kwai Chung, Hong Kong, CHINA

Metalor Technologies (Singapore) Pte., Ltd.	Tuas Tech Park, Tuas, SINGAPORE
Metalor Technologies (Suzhou) Ltd.	Suzhou Industrial Park, Jiangsu, CHINA
Metalor Technologies SA	Marin, Neuchâtel, SWITZERLAND
Metalor USA Refining Corporation	North Attleboro, Massachusetts, UNITED STATES
METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	Torreon, Coahuila, MEXICO
Mitsubishi Materials Corporation	Naoshima, Kagawa, JAPAN
Mitsui Mining and Smelting Co., Ltd.	Takehara, Hiroshima, JAPAN
MMTC-PAMP India Pvt., Ltd.	Mewat, Haryana, INDIA
Morris and Watson	Aukland, Aukland, NEW ZEALAND
Moscow Special Alloys Processing Plant	Obrucheva, Moscow Region, RUSSIAN FEDERATION
Nadir Metal Rafineri San. Ve Tic. A.Ş.	Bahçelievler, Istanbul, TURKEY
Navoi Mining and Metallurgical Combinat	Navoi, Navoi Province, UZBEKISTAN
Nihon Material Co., Ltd.	Noda, Chiba, JAPAN
Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Vienna, Vienna, AUSTRIA
Ohura Precious Metal Industry Co., Ltd.	Nara-shi, Nara, JAPAN
OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Krasnoyarsk, Krasnoyarsk Krai, RUSSIAN FEDERATION
OJSC Novosibirsk Refinery	Novosibirsk, Novosibirsk Province, RUSSIAN FEDERATION
PAMP SA	Castel San Pietro, Ticino, SWITZERLAND
Penglai Penggang Gold Industry Co., Ltd.	Penglai, Yantai, Shandong, CHINA
Prioksky Plant of Non-Ferrous Metals	Kasimov, Ryazan, RUSSIAN FEDERATION
PT Aneka Tambang (Persero) Tbk	Jakarta, Java, INDONESIA
PX Précinox SA	La Chaux-de-Fonds, Neuchâtel, SWITZERLAND
Rand Refinery (Pty) Ltd.	Germiston, Gauteng, SOUTH AFRICA
Republic Metals Corporation	Miami, Florida, UNITED STATES
Royal Canadian Mint	Ottawa, Ontario, CANADA
SAAMP	, FRANCE
Sabin Metal Corp.	Williston, North Dakota, UNITED STATES
Samduck Precious Metals	Namdong, Incheon, KOREA, REPUBLIC OF
SAMWON Metals Corp.	Changwon, Gyeongsangnam, KOREA, REPUBLIC OF
SAXONIA Edelmetalle GmbH	Halsbruke, Saxony, GERMANY
Schone Edelmetaal B.V.	Amsterdam, North Holland, NETHERLANDS
SEMPSA Joyería Platería SA	Madrid, Community of Madrid, SPAIN
Shandong Tiancheng Biological Gold Industrial Co., Ltd.	Jincheng, Laizhou, Yantai, Shandong, CHINA
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Zhaoyuan, Shandong, CHINA
Sichuan Tianze Precious Metals Co., Ltd.	Chengdu, Sichuan, CHINA
Singway Technology Co., Ltd.	Dayuan, Taoyuan, TAIWAN
So Accurate Group, Inc.	Long Island City, New York, UNITED STATES
SOE Shyolkovsky Factory of Secondary Precious Metals	Shyolkovo, Moscow Region, RUSSIAN FEDERATION

Solar Applied Materials Technology Corp.	Tainan City, TAIWAN
Sudan Gold Refinery	Khartoum, Khartoum State, SUDAN
Sumitomo Metal Mining Co., Ltd.	Saijo, Wehime, JAPAN
T.C.A S.p.A	Capolona, Tuscany, ITALY
Tanaka Kikinzoku Kogyo K.K.	Hiratsuka, Kanagawa, JAPAN
The Refinery of Shandong Gold Mining Co., Ltd.	Laizhou, Yantai, Shandong, CHINA
Tokuriki Honten Co., Ltd.	Kuki, Saitama, JAPAN
Tongling Nonferrous Metals Group Co., Ltd.	Tongling, Anhui, CHINA
Tony Goetz NV	Antwerp, Antwerp, BELGIUM
Torecom	Asan, Chungcheong, KOREA, REPUBLIC OF
Umicore Brasil Ltda.	Guarulhos, São Paulo, BRAZIL
Umicore Precious Metals Thailand	Dokmai, Pravet, THAILAND
Umicore SA Business Unit Precious Metals Refining	Hoboken, Antwerp, BELGIUM
United Precious Metal Refining, Inc.	Alden, New York, UNITED STATES
Valcambi SA	Balerna, Ticino, SWITZERLAND
Warwick, Rhode Island	Dubai, UNITED ARAB EMIRATES
Western Australian Mint trading as The Perth Mint	Newburn, Western, AUSTRALIA
WIELAND Edelmetalle GmbH	Pforzeim, Baden-Wurttemberg, GERMANY
Yamamoto Precious Metal Co., Ltd.	Osaka, Kansai, JAPAN
Yokohama Metal Co., Ltd.	Sagamihara, Kanagawa, JAPAN
Yunnan Copper Industry Co., Ltd.	Yunnan, CHINA
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Sanmenxia, Henan, CHINA
Zijin Mining Group Co., Ltd. Gold Refinery	Shanghang, Fujian, CHINA
Changsha South Tantalum Niobium Co., Ltd.	Changsha, Hunan, CHINA
Conghua Tantalum and Niobium Smeltry	Conghua, Guangdong, CHINA
D Block Metals, LLC	Gastonia, North Carolina, UNITED STATES
Duoluoshan	Sihui City, Guangdong, CHINA
E.S.R. Electronics	Houston, Texas, UNITED STATES
Exotech Inc.	Pompano Beach, Florida, UNITED STATES
F&X Electro-Materials Ltd.	Jiangmen, Guangdong, CHINA
FIR Metals & Resource Ltd.	Zhuzhou, Hunan, CHINA
Global Advanced Metals Aizu	Aizuwakamatsu, Fukushima, JAPAN
Global Advanced Metals Boyertown	Boyertown, Pennsylvania, UNITED STATES
Guangdong Zhiyuan New Material Co., Ltd.	Yingde, Guangdong, CHINA
H.C. Starck Co., Ltd.	Map Ta Phut, Rayong, THAILAND
H.C. Starck GmbH Goslar	Goslar, Lower Saxony, GERMANY
H.C. Starck GmbH Laufenburg	Laufenburg, Baden-Württemberg, GERMANY
H.C. Starck Hermsdorf GmbH	Hermsdorf, Thuringia, GERMANY
H.C. Starck Inc.	Newton, Massachusetts, UNITED STATES
H.C. Starck Ltd.	Mito, Ibaraki, JAPAN
H.C. Starck Smelting GmbH & Co.KG	Laufenburg, Baden-Württemberg, GERMANY
Hengyang King Xing Lifeng New Materials Co., Ltd.	Hengyang, Hunan, CHINA

Hi-Temp Specialty Metals, Inc.	Yaphank, New York, UNITED STATES
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Fengxin, Jiangxi, CHINA
Jiangxi Tuohong New Raw Material	Yi Chun City, Jiangxi, CHINA
JiuJiang JinXin Nonferrous Metals Co., Ltd.	Jiujiang, Jiangxi, CHINA
Jiujiang Tanbre Co., Ltd.	Jiujiang, Jiangxi, CHINA
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Jiujiang, Jiangxi, CHINA
KEMET Blue Metals	Matamoros, Tamaulipas, MEXICO
KEMET Blue Powder	Mound House, Nevada, UNITED STATES
King-Tan Tantalum Industry Ltd.	Yifeng, Jiangxi, CHINA
LSM Brasil S.A.	São João del Rei, Minas Gerais, BRAZIL
Metallurgical Products India Pvt., Ltd.	District Raigad, Maharashtra, INDIA
Mineração Taboca S.A.	Presidente Figueiredo, Amazonas, BRAZIL
Mitsui Mining & Smelting	Omuta, Fukuoka, JAPAN
Molycorp Silmet A.S.	Sillamäe, Ida-Virumaa, ESTONIA
Ningxia Orient Tantalum Industry Co., Ltd.	Shizuishan City, Ningxia, CHINA
Plansee SE Liezen	Liezen, Styria, AUSTRIA
Plansee SE Reutte	Reutte, Tyrol, AUSTRIA
QuantumClean	Fremont, California, UNITED STATES
Resind Indústria e Comércio Ltda.	São João del Rei, Minas gerais, BRAZIL
RFH Tantalum Smeltry Co., Ltd.	Zhuzhou, Hunan, CHINA
Solikamsk Magnesium Works OAO	Solikamsk, Perm Krai, RUSSIAN FEDERATION
Taki Chemicals	Harima, Hyogo, JAPAN
Telex Metals	Croydon, Pennsylvania, UNITED STATES
Tranzact, Inc.	Lancaster, Pennsylvania, UNITED STATES
Ulba Metallurgical Plant JSC	Ust-Kamenogorsk, East Kazakhstan, KAZAKHSTAN
XinXing HaoRong Electronic Material Co., Ltd.	YunFu City, Guangdong, CHINA
Yichun Jin Yang Rare Metal Co., Ltd.	Yichun, Jiangxi, CHINA
Zhuzhou Cemented Carbide	Zhuzhou, Hunan, CHINA
Alpha	Altoona, Pennsylvania, UNITED STATES
An Thai Minerals Company Limited	Quy Hop, Nghe An, VIET NAM
An Vinh Joint Stock Mineral Processing Company	Quy Hop, Nghe An, VIET NAM
Chenzhou Yun Xiang mining limited liability company	CHINA
China Tin Group Co., Ltd.	Laibin, Guangxi, CHINA
CNMC (Guangxi) PGMA Co., Ltd.	Hezhou, Guangxi, CHINA
Cooperativa Metalurgica de Rondônia Ltda.	Ariquemes, Rondonia, BRAZIL
CV Ayi Jaya	Sungailiat, Bangka, INDONESIA
CV Dua Sekawan	INDONESIA
CV Gita Pesona	Sungailiat, Bangka, INDONESIA
CV Serumpun Sebalai	Pangkalan, Bangka, INDONESIA
CV Tiga Sekawan	Pangkal Pinang, Bangka, INDONESIA
CV United Smelting	Pangkal Pinang, Bangka, INDONESIA
CV Venus Inti Perkasa	Pangkal Pinang, Bangka, INDONESIA

Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Tinh Tuc, Nguyen Binh, Cao Bang, VIET NAM
Elmet S.L.U. (Metallo Group)	Berango, Vizcaya, SPAIN
EM Vinto	Oruro, Cercado, BOLIVIA
Estanho de Rondônia S.A.	Ariquemes, Rondônia, BRAZIL
Fenix Metals	Chmielów, POLAND
Gejiu Fengming Metalurgy Chemical Plant	Jijie, Gejiu, CHINA
Gejiu Kai Meng Industry and Trade LLC	Putuo District, Shanghai, CHINA
Gejiu Non-Ferrous Metal Processing Co., Ltd.	Geiju, Yunnan, CHINA
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Geiju, Yunnan, CHINA
Gejiu Zili Mining And Metallurgy Co., Ltd.	Geiju, Yunnan, CHINA
Guanyang Guida Nonferrous Metal Smelting Plant	Guanyang, Guangxi, CHINA
HuiChang Hill Tin Industry Co., Ltd.	Ganzhou, Jiangxi, CHINA
Huichang Jinshunda Tin Co., Ltd.	Ganzhou, Jiangxi, CHINA
Jiangxi Ketai Advanced Material Co., Ltd.	Yichun, Jiangxi, CHINA
Linwu Xianggui Ore Smelting Co., Ltd.	Chenzhou, Hunan, CHINA
Magnu’s Minerais Metais e Ligas Ltda.	São João del Rei, Minas Gerais, BRAZIL
Malaysia Smelting Corporation (MSC)	Butterworth, Penang, MALAYSIA
Melt Metais e Ligas S/A	Ariquemes, Rondonia, BRAZIL
Metallic Resources, Inc.	Twinsburg, Ohio, UNITED STATES
Metallo-Chimique N.V.	Beerse, Antwerp, BELGIUM
Minsur	Paracas, Ica, PERU
Nankang Nanshan Tin Manufactory Co., Ltd.	Ganzhou, Jiangxi, CHINA
Nghe Tinh Non-Ferrous Metals Joint Stock Company	Quy Hop, Quy Hop, Nghe An, VIET NAM
O.M. Manufacturing (Thailand) Co., Ltd.	Sriracha, Chonburi, THAILAND
O.M. Manufacturing Philippines, Inc.	Cavite Economic Zone, Rosario Cavite, PHILIPPINES
Operaciones Metalurgical S.A.	Oruro, Cercado, BOLIVIA
Phoenix Metal Ltd.	Jabana, Gasabo, Kigali, RWANDA
PT Aries Kencana Sejahtera	Pemali, Bangka, INDONESIA
PT Artha Cipta Langgeng	Sungailiat, Bangka, INDONESIA
PT ATD Makmur Mandiri Jaya	Sungailiat, Bangka, INDONESIA
PT Babel Inti Perkasa	Lintang, Bangka, INDONESIA
PT Bangka Prima Tin	Kapubaten, Bangka, INDONESIA
PT Bangka Tin Industry	Sungailiat, Bangka, INDONESIA
PT Belitung Industri Sejahtera	West Belitung, Bangka, INDONESIA
PT BilliTin Makmur Lestari	Sungailiat, Bangka, INDONESIA
PT Bukit Timah	Pangkal Pinang, Bangka, INDONESIA
PT Cipta Persada Mulia	Lingga, Riau, INDONESIA
PT DS Jaya Abadi	Pangkal Pinang, Bangka, INDONESIA
PT Eunindo Usaha Mandiri	Karimun, Kepulauan Riau, INDONESIA
PT Inti Stania Prima	Sungailiat, Bangka, INDONESIA
PT Justindo	Kabupaten, Bangka, INDONESIA
PT Karimun Mining	Karimun, Kepulauan Riau, INDONESIA

PT Kijang Jaya Mandiri	Sungailiat, Bangka, INDONESIA
PT Mitra Stania Prima	Sungailiat, Bangka, INDONESIA
PT Panca Mega Persada	Sungailiat, Bangka, INDONESIA
PT Prima Timah Utama	Kepulauan Bangka Belitung, INDONESIA
PT Refined Bangka Tin	Sungailiat, Bangka, INDONESIA
PT Sariwiguna Binasentosa	Pangkal Pinang, Bangka, INDONESIA
PT Stanindo Inti Perkasa	Pangkal Pinang, Bangka, INDONESIA
PT Sukses Inti Makmur	Kecamatan Badau, Kapubaten Belitung, INDONESIA
PT Sumber Jaya Indah	Pangkal Pinang, Bangka, INDONESIA
PT Timah (Persero) Tbk Kundur	Kundur, Riau Islands, INDONESIA
PT Timah (Persero) Tbk Mentok	Mentok, Bangka, INDONESIA
PT Tinindo Inter Nusa	Pangkal Pinang, Bangka, INDONESIA
PT Tirus Putra Mandiri	Bogor, West Java, INDONESIA
PT Tommy Utama	Gantung, Bangka, INDONESIA
PT Wahana Perkit Jaya	Topang Island, Riau Province, INDONESIA
Rui Da Hung	Longtan Shiang Taoyuang, TAIWAN
Soft Metais Ltda.	Bebedouro, São Paulo, BRAZIL
Thaisarco	Amphur Muang, Phuket, THAILAND
Tuyen Quang Non-Ferrous Metals Joint Stock Company	Tan Quang, Tuyen Quang, Tuyen Quang, VIET NAM
VQB Mineral and Trading Group JSC	Thanh Xuan, Hanoi, VIET NAM
White Solder Metalurgia e Mineração Ltda.	Ariquemes, Rondonia, BRAZIL
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Geiju, Yunnan, CHINA
Yunnan Tin Group (Holding) Company Limited	Geiju, Yunnan, CHINA
A.L.M.T. TUNGSTEN Corp.	Toyama City, Toyama, JAPAN
ACL Metais Eireli	São Paulo, BRAZIL
Asia Tungsten Products Vietnam Ltd.	Vinh Bao District, Hai Phong, VIET NAM
Chenzhou Diamond Tungsten Products Co., Ltd.	Chenzhou, Hunan, CHINA
Chongyi Zhangyuan Tungsten Co., Ltd.	Ganzhou, Jiangxi, CHINA
Dayu Jincheng Tungsten Industry Co., Ltd.	Dayu Country, Jiangxi, CHINA
Dayu Weiliang Tungsten Co., Ltd.	Nan’an, Dayu, Ganzhou, Jiangxi, CHINA
Fujian Jinxin Tungsten Co., Ltd.	Yanshi, Longyan, Fujian, CHINA
Ganxian Shirui New Material Co., Ltd.	Ganxian, Jiangxi, CHINA
Ganzhou Huaxing Tungsten Products Co., Ltd.	Ganzhou, Jiangxi, CHINA
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Ganzhou, Jiangxi, CHINA
Ganzhou Non-ferrous Metals Smelting Co., Ltd.	Ganzhou, Jiangxi, CHINA
Ganzhou Seadragon W & Mo Co., Ltd.	Ganzhou, Jiangxi, CHINA
Ganzhou Yatai Tungsten Co., Ltd.	Ganzhou, Jiangxi, CHINA
Global Tungsten & Powders Corp.	Towanda, Pennsylvania, UNITED STATES
Guangdong Xianglu Tungsten Co., Ltd.	Chaozhou, Guangdong, CHINA
H.C. Starck GmbH	Goslar, Lower Saxony, GERMANY
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	Hengyang, Hunan, CHINA
Hunan Chunchang Nonferrous Metals Co., Ltd.	Hengyang, Hunan, CHINA

Hydrometallurg, JSC	Nalchik, Kabardino-Balkar Republic, RUSSIAN FEDERATION
Japan New Metals Co., Ltd.	Akita City, Akita, JAPAN
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Ganzhou, Jiangxi, CHINA
Jiangxi Dayu Longxintai Tungsten Co., Ltd.	Huanglong, Jiangxi, CHINA
Jiangxi Gan Bei Tungsten Co., Ltd.	Xiushui, Jiangxi, CHINA
Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	Gao’an, Jiangxi, CHINA
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Tonggu, Jiangxi, CHINA
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Ganzhou, Jiangxi, CHINA
Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	Xiushui, Jiangxi, CHINA
Jiangxi Yaosheng Tungsten Co., Ltd.	Ganzhou, Jiangxi, CHINA
Kennametal Fallon	Fallon, Nevada, UNITED STATES
Kennametal Huntsville	Huntsville, Alabama, UNITED STATES
Malipo Haiyu Tungsten Co., Ltd.	Nanfeng Xiaozhai, Yunnan, CHINA
Moliren Ltd	Roshal, Moscow Region, RUSSIAN FEDERATION
Niagara Refining LLC	Depew, New York, UNITED STATES
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Dai Tu, Thai Nguyen, VIET NAM
Philippine Chuangin Industrial Co., Inc.	, PHILIPPINES
Pobedit, JSC	Vladikavkaz, Republic of North Ossetia-Alania, RUSSIAN FEDERATION
Tejing (Vietnam) Tungsten Co., Ltd.	TayNinh Province, Vietnam, VIET NAM
Vietnam Youngsun Tungsten Industry Co., Ltd.	Halong City, Quang Ninh, VIET NAM
Wolfram Bergbau und Hütten AG	St. Martin i-S, Styria, AUSTRIA
Woltech Korea Co., Ltd.	Cheonbuk, Gyeongju, Gyeongsanbuk, KOREA, REPUBLIC OF
Xiamen Tungsten (H.C.) Co., Ltd.	Xiamen, Fujian, CHINA
Xiamen Tungsten Co., Ltd.	Haicang, Fujian, CHINA
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Shaoguan, Guangdong, CHINA